Exhibit 10.2

AMENDMENT NO. 2

TO TERM LOAN CREDIT AGREEMENT

This AMENDMENT NO. 2 TO TERM LOAN CREDIT AGREEMENT (this “Amendment”) dated as of January 13, 2014, is among TOWERS WATSON & CO., a Delaware corporation (the “Company”), BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (as defined in the Term Loan Credit Agreement described below) (in such capacity, the “Administrative Agent”), and each of the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, the Company, the Administrative Agent and the Lenders have entered into that certain Term Loan Credit Agreement dated as of June 1, 2012 (as amended by Amendment No. 1 dated as of October 9, 2013, as hereby amended and as from time to time further amended, supplemented, restated, amended and restated or otherwise modified, the “Term Loan Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Term Loan Agreement), pursuant to which the Lenders provided a term loan facility to the Company;

WHEREAS, each of the Subsidiary Guarantors has entered into the Subsidiary Guaranty pursuant to which it has guaranteed the obligations of the Company under the Term Loan Agreement and the other Loan Documents;

WHEREAS, the Company has requested that the Administrative Agent and the Lenders amend the Term Loan Agreement as set forth herein, and the Administrative Agent and the Lenders signatory hereto are willing to effect such amendment on the terms and conditions contained in this Amendment.

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Term Loan Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a)	The definition of “Eurodollar Rate” in Section 1.01 is deleted in its entirety and the following is inserted in lieu thereof:

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

(b)	The definition of “Subsidiary” in Section 1.01 is deleted in its entirety and the following is inserted in lieu thereof:

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided, however, no Client Focused Investment Structure shall be deemed to be a Subsidiary. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

(c)	Section 1.01 is amended by inserting the following new definition in the appropriate alphabetical location:

“Client Focused Investment Structure” means each fund established solely for the purpose of investing in financial and alternative assets or other mutual or hedge funds, or any fund that owns any such fund or funds, so long as, in each case, (i) such fund is not owned by a Loan Party, (ii) such fund is not included in the consolidated financial statements of the Company, and (iii) any Indebtedness of such fund is non-recourse to the Loan Parties.

2. Effectiveness; Conditions Precedent. The effectiveness of this Amendment is subject to (a) the Administrative Agent’s receipt of counterparts of this Amendment duly executed by the Company, Lenders constituting Required Lenders and the Administrative Agent and (b) no Event of Default or Default having occurred and being continuing.

3. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Company represents and warrants to the Administrative Agent and the Lenders as follows:

(a) At the time of and immediately after giving effect to this Amendment, the representations and warranties of the Company set forth in Article V of the Term Loan Agreement shall be true and correct in all material respects on and as of the date hereof except that (i) if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation shall be true and correct in all respects, (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, and (iii) for the purposes of this Amendment, the representations and warranties contained in Sections 5.05(a) and (b) of the Term Loan Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Term Loan Agreement.

(b) This Amendment has been duly executed and delivered by the Company. This Amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, Debtor Relief Laws or similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

4. Entire Agreement. This Amendment, the Term Loan Agreement as amended hereby, and the other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Term Loan Agreement.

5. Full Force and Effect of Term Loan Agreement. Except as hereby specifically amended, modified or supplemented, the Term Loan Agreement is hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to its terms.

6. Counterparts and Effectiveness. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic delivery (including by .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THIS AMENDMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

8. Severability. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition of invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

9. References. All references to the “Term Loan Credit Agreement” in the Loan Documents shall mean the Term Loan Agreement, as amended hereby.

10. Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and the respective successors and assigns of the Company, the Lenders and the Administrative Agent.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

COMPANY:

TOWERS WATSON & CO.

By:	/s/ Michael J. O’Boyle
Name:	Michael J. O’Boyle
Title:	Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Liliana Claar
Name:	Liliana Claar
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Lisa Reiter
Name:	Lisa Reiter
Title:	Director

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Peter Martin
Name:	Peter Martin
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Alicia Schreibstein
Name:	Alicia Schreibstein
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	Bremmer Kneib
Name:	Bremmer Kneib
Title:	Vice President

SUNTRUST BANK, as a Lender

By:	/s/ David Bennett
Name:	David Bennett
Title:	Director

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Steven L. Sawyer
Name:	Steven L. Sawyer
Title:	Senior Vice President

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ John K. Perez
Name:	John K. Perez
Title:	Senior Vice President

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Leslie D. Broderick
Name:	Leslie D. Broderick
Title:	SVP

TD BANK, N.A., as a Lender

By:	/s/ Mark Hogan
Name:	Mark Hogan
Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Tony Sood
Name:	Tony Sood
Title:	Director

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Thomas E. Paton
Name:	Thomas E. Paton
Title:	Authorized Signatory

WEBSTER BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ John H. Frost
Name:	John H. Frost
Title:	Vice President